UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2010

TECHNOLOGY RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Florida                                                                   013763                                                                                               59-2095002
(State or other jurisdiction                                       (Commission File Number)                                                                     (IRS Employer
              of incorporation)                                                                                                                                                                     Identification No.)

5250-140th Avenue North, Clearwater, Florida                                                                                                                                          33760
(Address of principal executive officers)                                                                                                                                               (Zip Code)

Registrant's telephone number, including area code: (727) 535-0572

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

As previously reported in a Current Report filed on March 3, 2010, and more particularly described in Item 2.01 below, which disclosure is incorporated herein by reference, Technology Research Corporation (“TRC”) entered into an agreement to acquire 100% of the issued and outstanding shares of common stock of Patco Electronics, Inc., a Florida corporation (“Patco”) held by its stockholders (the “Selling Shareholders”), pursuant to a Stock Purchase Agreement entered into by and between TRC and Patco on March 2, 2010 (the “Purchase Agreement”).

(a)           Entry into Employment Agreement.

As more particularly described in Item 2.01 below, concurrent with TRC’s acquisition of the Patco shares, Patco has entered into an employment agreement with Roger M. Boatman.  Mr. Boatman was the founder, principal controlling shareholder and served as the principal executive officer of Patco prior to TRC’s acquisition of the Patco shares.  Prior to closing the stock purchase transaction, Mr. Boatman resigned his position as an officer and director of Patco.

Effective as of the closing date of the Patco acquisition, Patco entered into the employment agreement with Mr. Boatman, pursuant to which he has agreed to perform such duties as may be requested by the TRC Board of Directors or its authorized designee.  The term of employment is for three years, unless sooner terminated in accordance with the provisions of the employment agreement.

Under his employment agreement, Mr. Boatman’s annual salary will be $120,000 and he will be entitled to participate in any benefit plans made available to the Patco employees.  In the event that Mr. Boatman’s employment is terminated without cause or by Mr. Boatman with good reason, he will be entitled to receive the salary and insurance allowance that would have been otherwise payable for the remaining term of the agreement.  In the event that Mr. Boatman’s employment is terminated with cause or he terminates his employment without good reason, he will not be entitled to receive any salary or benefits after termination.

Mr. Boatman’s employment agreement provides for a five year non-competition covenant and also includes confidentiality, non-solicitation and non-interference covenants.  A copy of Mr. Boatman’s employment agreement is filed herewith as Exhibit 10.1.  The foregoing description is qualified in its entirety by reference to the full text of such exhibit.

(b)           Lease Agreement.

Under the terms of the Purchase Agreement (as more particularly described in Item 2.01 below), Patco has entered into a lease agreement with Hosea Partners, Ltd., a Florida limited partnership that is managed by Roger M. Boatman, as its general partner.  The lease agreement provides that Patco will lease a 10,000 square foot manufacturing facility for a monthly rent of $7,000 under a triple net lease which requires Patco to pay all insurance, utilities, real property taxes and general maintenance on the manufacturing facility.  Hosea Partners, Ltd., as lessor, will be responsible for any repairs or maintenance required for the roof and structural components of the building.

The foregoing description of the lease agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the lease agreement, which is filed with this report as Exhibit 10.2 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 31, 2010, TRC completed its acquisition of 100% of the issued and outstanding shares of Patco’s common stock.  The acquisition was consummated pursuant to a Purchase Agreement entered by and between TRC and the Selling Shareholders on March 2, 2010.  No vote by the TRC shareholders was required.

Under the terms of the Purchase Agreement, TRC delivered a cash payment of $5 million and 674,950 shares of its common capital stock to the Selling Shareholders.  The TRC shares issued to the Selling Shareholders at closing are restricted shares and will vest annually in equal increments over a three year period.  Of the total $7,500,000 payment, $500,000 in cash and 67,495 shares of TRC common stock will be held in escrow pursuant to the terms of an indemnity escrow agreement entered into by and among the Selling Shareholders, TRC and the escrow agent, a copy of which is attached hereto as Exhibit 10.3.

Under the terms of the Purchase Agreement, TRC agreed to grant certain demand registration rights to the Selling Shareholders under the terms of a registration rights agreement entered into by and between TRC and the Selling Shareholders, a copy of which is attached hereto as Exhibit 10.4.  In order to exercise these demand registration rights, the TRC shares delivered to the Selling Shareholders must be fully vested.  All registration rights will terminate and be of no effect forty-two months after the closing date of the Patco acquisition.

As additional consideration for the purchase of the Patco shares, TRC agreed to pay the Selling Shareholders an amount equal to nine percent (9%) of the additional revenues received and collected from the sale of Patco’s battery and charger products over the sum of $6,000,000, determined on an annual basis, commencing on April 1, 2010.  No additional earn-out payments will be made for any twelve month period commencing on the third anniversary date of the purchase of the Patco shares.

The foregoing description of the indemnity escrow agreement and the registration rights agreement, respectively, does not purport to be complete and is qualified in its entirety by reference to the full text of the indemnity escrow agreement and the registration rights agreement, which are filed with this report as Exhibit 10.3 and Exhibit 10.4, respectively, and incorporated herein by reference.

The foregoing description of the transaction contemplated by the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, which was filed with the Securities and Exchange Commission on March 3, 2010 as Exhibit 10.1 to the Company’s Current Report on Form 8-K, which is incorporated herein by reference.  A copy of the press release announcing the closing of the acquisition of Patco is filed with this report as Exhibit 99.1.

Item 3.02 Unregistered Sale of Equity Securities.

Pursuant to the Purchase Agreement described above in Item 2.01 of this Current Report, which disclosure is incorporated by reference, TRC issued 674,950 restricted shares of its common capital stock to the Selling Shareholders in exchange for 100% of the issued and outstanding shares of Patco stock held by such stockholders.  The issuance of these securities was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.  Because of the small number of Patco shareholders, the absence of any general solicitation and sophistication of the parties, the transaction was determined not to involve any public offering.

Item 7.01 Regulation FD Disclosure.

On March 31, 2010, TRC announced the completion of the transaction described in Item 2.01 above.  A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibits 99.1 and 99.2 to this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by TRC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The required audited financial statements of Patco as of December 31, 2009 and for the years ended December 31, 2009 and 2008 are attached hereto as Exhibit 99.2 and are incorporated in their entirety herein by reference.

(b)	Pro Forma Financial Information

The required pro forma financial information is not included with this Current Report.  The required pro forma financial statements will be filed by amendment as soon as practicable, but not later than 71 days after the date this Current Report on Form 8-K is required to be filed with the Securities and Exchange Commission.

(d)	Exhibits

Exhibit No.                                                  Description

10.1	Employment Agreement dated March 31, 2010 between Patco Electronics, Inc. and Roger M. Boatman

10.2	Lease Agreement dated March 31, 2010 between Patco Electronics, Inc. and Hosea Partners, Ltd.

10.3	Indemnity Escrow Agreement dated March 31, 2010 between Technology Research Corporation and the selling shareholders of Patco Electronics, Inc.

10.4	Registration Rights Agreement dated March 31, 2010 between Technology Research Corporation and the selling shareholders of Patco Electronics, Inc.

99.1	Press Release dated March 31, 2010

99.2	Financial statements listed in Item 9.01(a)

_________________________________________________________________________________________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY RESEARCH CORPORATION

Date:  April 1, 2010                                                                By: /s/ Thomas G. Archbold
Name:  Thomas G. Archbold
Title:  Chief Financial Officer

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